SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission file number 33-67854

Date of Report (Date of earliest event reported) January 5, 2001

CMI INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	57-0836097

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1301 Gervais Street, Suite 700, Columbia, South Carolina 29201
(Address of principal executive offices)

(Registrant’s telephone number, including area code) (803) 771-4434

NOT APPLICABLE

(Former name, former address and formal fiscal year, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

      On January 5, 2001, CMI Industries, Inc. and WestPoint Stevens Inc. (“WestPoint”) announced that WestPoint has purchased substantially all of the assets of CMI’s Chatham consumer products business located in Elkin, North Carolina in accordance with an Asset Purchase Agreement dated January 5, 2001. The total consideration paid to CMI for the Chatham consumer products business, in addition to the assumption of certain liabilities related to such business, was $8,362,500, subject to adjustment as provided for in the Asset Purchase Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) and (b) not applicable.

      (c)     Exhibits.

            2.1 Asset Purchase Agreement by and between CMI Industries, Inc. and WestPoint Stevens Inc., dated January 5, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMI INDUSTRIES, INC.

Date: January 9, 2001	By:	/s/ James A. Ovenden
James A. Ovenden Senior Vice President and Chief Financial Officer